Exhibit 15.1

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite

800 East

Dallas, Texas 75244

April 24, 2020

YPF Sociedad Anónima

Macacha Güemes 515

C1106BKK Buenos Aires

Argentina

Ladies and Gentlemen:

We hereby consent to the references to DeGolyer and MacNaughton and to the inclusion of and information derived from our report of third party dated February 11, 2020, containing our opinions regarding our estimates, as of December 31, 2019, of the proved oil, condensate, natural gas liquids, gasoline, marketable gas, and oil equivalent reserves of certain selected properties in Argentina and Chile in which YPF Sociedad Anónima (YPF S.A.) has represented it holds an interest as set forth under the headings “Item 4. Information on the Company–Upstream Overview–Oil and Gas Reserves–Internal controls on reserves and reserves audits” and “Item 19. Exhibits” and as Exhibit 15.2 in the Annual Report on Form 20-F of YPF S.A. for the year ended December 31, 2019, to be filed with the United States Securities and Exchange Commission.

Very truly yours, /s/ DeGolyer and MacNaughton DeGOLYER and MacNAUGHTON Texas Registered Engineering Firm F-716